UNITED STATES OF AMERICA

                                  before the

                      SECURITIES AND EXCHANGE COMMISSION

In the Matter of

Northeast Utilities                                 Quarterly
                                                    Certificate as
                                                    to Partial
                                                    Consummation of
                                                    Transaction $350 Million
                                                    NU Parent Credit Agreement


Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, Northeast Utilities hereby certifies that it maintains a $350 Million Credit Agreement dated November 19, 1999 with Union Bank of California, as Administrative Agent.

As of June 30, 2000, Northeast Utilities had $124,000,000 outstanding for this facility.

Dated: June 30, 2000

                                            Northeast Utilities


                                             /s/Randy A. Shoop
                                             Assistant Treasurer - Finance